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                                                                    EXHIBIT 99.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                       RANGER EQUITY HOLDINGS CORPORATION



         I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the Delaware General Corporation Law ("Delaware Law"), do hereby adopt the following Certificate of Incorporation for the Corporation:

         FIRST: The name of the Corporation is Ranger Equity Holdings
Corporation.

         SECOND: The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is the Corporation Service Company.

         THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may now or hereafter be organized under Delaware Law. The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under Delaware Law and shall have perpetual existence.

         FOURTH: The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 1,005,000,000 shares. The authorized capital stock is divided into 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and 1,000,000,000 shares of common stock, par value $.01 per share (the "Common Stock").

         The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the board of directors of the Corporation (the "Board of Directors") as hereinafter provided.

         Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article Fourth and to the limitations prescribed by Delaware Law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and





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with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

                  (i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased by resolutions of the Board of Directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                  (ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

                  (iii) whether the shares of such class or series shall be subject to redemption, in whole or in part, and if made subject to such redemption the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

                  (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

                  (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                  (vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

                  (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

                  (viii) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

                  (ix) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting


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powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

                  The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote.

                  FIFTH: The name of the incorporator of the Corporation is Antonios C. Backos, and the mailing address of such incorporator is c/o Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153.

                  SIXTH: The number of directors constituting the initial Board of Directors is four, and the name and mailing address of each person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified are as follows:

         Thomas O. Hicks            200 Crescent Court, Suite 1600
         Chairman                   Dallas, Texas 75201

         Eric C. Neuman             200 Crescent Court, Suite 1600
                                    Dallas, Texas 75201

         Michael J. Levitt          1325 Avenue of the Americas, 25th Floor
                                    New York, New York 10019

         Gary R. Chapman            1 Richmond Square, Suite 230E
                                    Providence, Rhode Island 02906


                  SEVENTH: Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

                  EIGHTH: The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.

                  NINTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction,or solely because his, her, or



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their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specially approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized approved, or ratified by the Board of Directors or of a committee which authorizes the contract or transaction.

                  TENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under Delaware Law, as the same exists or may hereinafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is to serve as a director or officer of the Corporation while this Article Tenth is in effect. Any repeal or amendment of this Article Tenth shall be prospective only and shall not limit the rights to any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Tenth. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under Delaware Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under Delaware Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made it determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of



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any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statue, by-law, resolution of stockholders or directors, agreement, or otherwise.

                  The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by Delaware Law, as the same exists or may hereafter be amended.

                  As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                  ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Eleventh by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Eleventh, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to Delaware Law.

                  TWELFTH: The Corporation expressly elects not to be governed by Section 203 of the Delaware Law.

                  THIRTEENTH: Until the earlier to occur of (i) the termination of the Stockholders Agreement (as hereinafter defined), or (ii) the consummation of a Qualified IPO (as hereinafter defined), in case the Corporation or any Affiliated Successor (as hereinafter defined) proposes to issue or sell any shares of Common Stock or any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event (collectively, "Common Stock Equivalents", and together with any shares of Common Stock, the "Offered Securities"), the Corporation shall, no later than twenty (20) days prior to the consummation of such transaction (a "Preemptive Rights



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Transaction"), give notice in writing (the "Offer Notice") to each securityholder who is, at such time, a party to the Stockholders Agreement (each, a "Holder") of such Preemptive Rights Transaction. The Offer Notice shall describe the proposed Preemptive Rights Transaction, identify the proposed purchaser, and contain an offer (the "Preemptive Rights Offer") to sell to each Holder who certifies (to the reasonable satisfaction of the Corporation) that such Holder is an "Accredited Investor", as defined in Regulation D under the Securities Act of 1933, as amended (an "Accredited Offeree"), at the same price and for the same consideration to be paid by the proposed purchaser, all or part of such Accredited Offeree's pro rata portion of the Offered Securities (which shall be the percentage ownership of the Fully Diluted Common Stock held by such Holder, excluding, for the purposes of such calculation, any shares of Common Stock issuable upon exercise of any Common Stock Equivalents granted pursuant to any employee, officer or director benefit plan or arrangement). If any such Holder fails to accept such offer by written notice fifteen days after its receipt of the Offer Notice, the Corporation or such Affiliated Successor may proceed with the proposed issue or sale of the Offered Securities, free of any right on the part of such Holder under this Article Thirteenth in respect thereof.

                  Notwithstanding anything else contained in this Article Thirteenth, the foregoing paragraph shall not apply to (i) issuances or sales of Common Stock or Common Stock Equivalents to employees, officers, and/or directors of the Corporation and/or any of its Subsidiaries (as hereinafter defined) pursuant to employee benefit or similar plans or arrangements of the Corporation and/or its Subsidiaries, (ii) issuances or sales of Common Stock or Common Stock Equivalents upon exercise of any Common Stock Equivalent which, when issued, was subject to or exempt from the preemptive rights under this Article Thirteenth, (iii) securities distributed or set aside ratably to all holders of Common Stock and Common Stock Equivalents (or any class or series thereof) on a per share equivalent basis, (iv) issuances or sales of Common Stock or Common Stock Equivalents pursuant to a registered underwritten public offering, a merger of the Corporation or a Subsidiary of the Corporation into or with another entity or an acquisition by the Corporation or a Subsidiary of the Corporation of another business or corporation, or (v) issuances of Common Stock by the Corporation in payment of all or any portion of the principal of, or interest or premium on, any indebtedness of the Corporation or any of its Subsidiaries. In the event of any issuances or sales of Common Stock or Common Stock Equivalents as a unit with any other security of the Corporation or its Subsidiaries, the preemptive rights under this Article Thirteenth shall be applicable to the entire unit rather than only the Common Stock or Common Stock Equivalent included in the unit.

                  For purposes of this Article Thirteenth, the following terms are defined as follows:

                  "Affiliated Successor" means a successor entity to the Corporation (whether by merger, consolidation, reorganization, or otherwise) in which the HMC


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Group owns at least the same percentage of the fully-diluted common stock of such entity (after giving effect to the merger, consolidation, reorganization, or other transaction) as the HMC Group owns of the Fully-Diluted Common Stock of the Corporation.

                  "Fully-Diluted Common Stock" means, at any time, the then outstanding Common Stock of the Corporation plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then outstanding Common Stock Equivalents.

                  "HMC Group" means HMTF and its Affiliates and its and their respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members).

                  "HMTF" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

                  "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  "Qualified IPO" means a firm commitment underwritten public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, where both (i) the proceeds to the Corporation (prior to deducting any underwriters' discounts and commissions) equal or exceed [Fifth Million Dollars ($50,000,000)] and (ii) upon consummation of such offering, the Common Stock is listed on the New York Stock Exchange or authorized to be quoted and/or listed on the Nasdaq National Market.

                  "Stockholders Agreement" means that certain Stockholders Agreement dated February 1998, by and among the Corporation and each securityholder party thereto.

                  "Subsidiary" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and
(ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.


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I, the undersigned, for the purpose of forming the Corporation under Delaware
Law, do make, file, and record this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this 11th day of February, 1998.

                                  /s/ ANTONIOS C. BACKOS
                                  ----------------------------------
                                  Antonios C. Backos
                                  Incorporator



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